UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, California	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 581-2187

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Entry into Credit Facilities

In connection with the consummation of the acquisition of Arcturus UAV, Inc. (“Arcturus UAV”) as described in Item 2.01 below, on February 19, 2021, AeroVironment, Inc. (the “Company”), as borrower, and Arcturus UAV, as guarantor, entered into a Credit Agreement with certain lenders, letter of credit issuers, Bank of America, N.A., as the administrative agent and the swingline lender, and BofA Securities, Inc., JPMorgan Chase Bank, N.A., and U.S. Bank National Association, as joint lead arrangers and joint bookrunners (the “Credit Agreement”).

The Credit Agreement and its associated Security and Pledge Agreement set forth the terms and conditions for (i) a five-year $100 million revolving credit facility, which includes a $10 million sublimit for the issuance of standby and commercial letters of credit (the “Revolving Facility”), and (ii) a five-year amortized $200 million term A loan (the “Term Loan Facility”, and together with the Revolving Facility, the “Credit Facilities”). Certain existing letters of credit issued by JPMorgan Chase Bank were reserved for under the Revolving Facility at closing and remain outstanding under the terms thereof. Upon execution of the Credit Agreement, the Company drew the full principal of the Term Loan Facility for use in the acquisition of Arcturus UAV as further described in Item 2.01. The Term Loan Facility requires payment of 5% of the outstanding obligations in each of the first four loan years, with the remaining 80.0% payable in loan year 5, consisting of three quarterly payments of 1.25% each, with the remaining outstanding principal amount of the Term Loan Facility due and payable on the final maturity date. Borrowings under the Revolving Facility may be used for working capital and other general corporate purposes.

The Credit Facilities provide the Company with a choice of interest rates between (a) LIBOR (with a 0% floor) plus the Applicable Margin; or (b) Base Rate (defined as the highest of (a) the Federal Funds Rate plus one-half percent (0.50%), (b) the Bank of America prime rate, and (c) the one (1) month LIBOR plus one percent (1.00%)) plus the Applicable Margin. The Applicable Margin is based upon the Consolidated Leverage Ratio (as defined in the Credit Agreement) and whether the Company elects LIBOR (ranging from 1.50 - 2.25%) or Base Rate (ranging from 0.50 - 1.25%). The Company is also responsible for certain commitment fees from 0.20-0.35% depending on the Consolidated Leverage Ratio, and administrative agent expenses incurred in relation to the Credit Facilities. In the event of a default, an additional 2% default interest rate would apply.

Any borrowing under the Credit Agreement may be repaid, in whole or in part, at any time and from time to time without premium or penalty other than customary breakage costs, and any amounts repaid under the Revolving Facility may be reborrowed. Mandatory prepayments are required under the revolving loans when borrowings and letter of credit usage exceed the aggregate revolving commitments of all lenders. Mandatory prepayments are also required in connection with the disposition of assets to the extent not reinvested and unpermitted debt transactions.

In support of its obligations pursuant to the Credit Facilities, the Company has granted security interests in substantially all of the personal property of the Company and its domestic subsidiaries, including a pledge of the equity interests in its subsidiaries (limited to 65% of outstanding equity interests in the case of foreign subsidiaries), and the proceeds thereof, with customary exclusions and exceptions. The Company’s existing and future domestic subsidiaries, including Arcturus UAV (as of the closing of its acquisition by the Company), will be guarantors for the Credit Facilities.

The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain restrictions on the ability of the Company and its Subsidiaries (as defined in the Credit Agreement) to incur any additional indebtedness or guarantee indebtedness of others, to create liens on properties or assets, or to enter into certain asset and stock-based transactions. In addition, the Credit Agreement includes certain financial maintenance covenants, requiring that (x) the Consolidated Leverage Ratio (as defined in the Credit Agreement) shall not be more than 3.00 to 1.00 as of the end of any fiscal quarter and (y) the Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) shall not be less than 1.25 to 1.00 as of the end of any fiscal quarter.

The Credit Agreement contains certain customary events of default, which include failure to make payments when due thereunder, the material inaccuracy of representations or warranties, failure to observe or perform certain covenants, cross-defaults, bankruptcy and insolvency-related events, certain judgments, certain ERISA-related events, invalidity of loan documents, or a Change of Control (as defined in the Credit Agreement). Upon the occurrence and continuation of an event of default, the Lenders may cease making future loans under the Credit Agreement and may declare all amounts owing under the Credit Agreement to be immediately due and payable.

The foregoing description of the Credit Agreement, the Security and Pledge Agreement, and the documents ancillary thereto, and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. The Company will file the Credit Agreement and Security and Pledge Agreement as exhibits to its Quarterly Report on Form 10-Q for the quarter ending January 30, 2021.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of Acquisition of Arcturus UAV, Inc.

On February 19, 2021, the Company closed its acquisition of Arcturus UAV pursuant to its previously announced Stock Purchase Agreement (the “Purchase Agreement”) with Arcturus UAV and each of the shareholders and other equity interest holders of Arcturus UAV (collectively, the “Sellers”), to purchase 100% of the issued and outstanding equity of Arcturus UAV (the “Acquisition”). Upon closing of the Acquisition and the other transactions contemplated by the Purchase Agreement, Arcturus UAV became a wholly-owned subsidiary of the Company. Pursuant to the Purchase Agreement, at the closing of the Acquisition, the Company paid approximately $405,000,000 (subject to certain customary adjustments and escrow arrangements set forth in the Purchase Agreement), financed with a combination of approximately $155,000,000 of cash-on-hand, $200,000,000 of financing pursuant to the Term Loan Facility described in Item 1.01, and the issuance of approximately $50,000,000 of unregistered, restricted shares of common stock (such amount calculated as of the last business day prior to execution of the Purchase Agreement) as further described in Item 3.02. Based on the average of the highest and lowest trading prices on the date of closing of the acquisition and issuance of the shares, the contracted number of shares had a value at issuance of $72,384,113.

See Item 9.01 of this Current Report on Form 8-K regarding the Financial Statements of Businesses Acquired.

The foregoing references to the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. The Company will file the Purchase Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending January 30, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As contemplated by the Company’s prior announcement in its Current Report on Form 8-K filed January 13, 2021, pursuant to the terms and subject to the conditions of the Purchase Agreement, as described in Item 2.01, as part of the closing of the acquisition of Arcturus UAV, on February 19, 2021 the Company issued 573,794 shares of the Company’s common stock as partial consideration to the Sellers (calculated based on the 30-day volume weighted average price for the Company’s common stock as traded on the Nasdaq through the last business day prior to the date of execution of the Purchase Agreement) (the “Shares”). The Shares were not registered under the Securities Act, in reliance on the private offering exemption from registration provided by Section 4(a)(2) of the Securities Act, and Regulation D as promulgated thereunder, and in reliance on the representations, warranties and covenants of the Sellers set forth in the Purchase Agreement in support thereof. The Shares bear a legend restricting their further transfer or sale until they have been registered under the Securities Act or an exemption from registration thereunder is available, and further reflect additional lock-up restrictions on trading of the Shares, to be released in 3 equal tranches 6 months, 12 months and 18 months following their issuance.

Item 7.01. Regulation FD Disclosure.

On February 22, 2021, the Company issued a press release announcing its closing of the acquisition of Arcturus UAV, the entry into the Credit Facilities in support of such acquisition and the completion of other transactions contemplated thereby. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The audited consolidated financial statements of Arcturus UAV, Inc., as of and for the year then ended December 31, 2020, will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date that the initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial information of AeroVironment, Inc. reflecting the acquisition of Arcturus UAV, Inc. will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date that the initial report on Form 8-K must be filed.

(d)  Exhibits

Exhibit
Number	Description
99.1	Press release issued by AeroVironment, Inc., dated February 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” and similar words, although some forward-looking statements are expressed differently. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include: the risk that disruptions will occur from the transactions that will harm the Company’s business; any disruptions or threatened disruptions to the relationships of the Company with its distributors, suppliers, customers and employees; the ability to timely and sufficiently integrate the acquired company and its personnel into our ongoing business and compliance programs; and the ability to maintain the Company’s performance in satisfaction of applicable covenants under its credit facilities. Forward-looking statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. The Company is subject to additional risks and uncertainties described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis and expectations only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: February 22, 2021	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer